UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported) April 19, 2010 (April 16, 2010)
Commercial Metals Company

(Exact Name of Registrant as Specified in Its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4304	75-0725338

(Commission File Number)	(IRS Employer Identification No.)

6565 N. MacArthur Blvd. Irving, Texas	75039

(Address of Principal Executive Offices)	(Zip Code)
(214) 689-4300

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 16, 2010, Commercial Metals Company (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Joseph Alvarado in connection with his appointment as Executive Vice President and Chief Operating Officer of the Company on April 16, 2010 and effective on April 30, 2010. The Employment Agreement provides a minimum base salary of $500,000 and benefits consistent with the Company’s executive compensation policies. Unless earlier terminated in accordance with the provisions thereof or extended pursuant to the terms thereof, the term of the Employment Agreement expires on April 30, 2012. The Employment Agreement also provides Mr. Alvarado with certain payments and benefits if he dies, is terminated due to a disability or for Cause (as defined in the Employment Agreement), terminates his employment for Good Reason (as defined in the Employment Agreement) or the Company does not extend the Employment Agreement past its initial term or any extended term.
     Mr. Alvarado is eligible to receive an annual cash incentive bonus and a long-term cash incentive bonus under the 2006 Cash Incentive Plan, an annual discretionary bonus and equity grants under the 2006 Long-Term Equity Incentive Plan.
     Mr. Alvarado is also party to an Executive Employment Continuity Agreement (“EECA”). Pursuant to the EECA, if there is a Change in Control (as defined in the EECA), Mr. Alvarado will be employed for twenty-four months after the Change in Control. If Mr. Alvarado is terminated during this twenty-four month period after a Change in Control other than for Cause (as defined in the EECA) or due to a disability or if he terminates his employment due to Constructive Termination (as defined in the EECA), he shall receive an amount equal to four times his highest base salary during the twelve month period prior to the Change in Control, the Company shall continue its contributions to retirement plans and participation in welfare benefit plans for twenty-four months and all stock incentive awards shall become fully vested and all stock options shall be exercisable for the remainder of their term.
     From March 1, 2009 to the present, Mr. Alvarado has been acting as a general consultant as well as serving as an operating partner to two private equity firms. From June 2007 until February 28, 2009, Mr. Alvarado, 57, served as president of U.S. Steel’s Tubular Products Division, an integrated steel producer. From June 2004 until June 2007, Mr. Alvarado served as the president and chief operating officer of Dallas, Texas-based Lone Star Technologies, Inc., a manufacturer and marketer of alloy and carbon welded oil country tubular goods. U.S. Steel acquired Lone Star Technologies, Inc. in June 2007. There is no family relationship among Mr. Alvarado and any Company director or other executive officer.
Item 7.01. Regulation FD Disclosure.
     On April 19, 2010, the Company issued a press release (the “Press Release”) announcing Mr. Alvarado’s appointment as Executive Vice President and Chief Operating Officer and the appointment of Tracy Porter as Vice President of Commercial Metals Company and President of CMC — Americas Division where he has been the interim manager since February 5, 2010. A copy of the Press Release is attached hereto as Exhibit 99.1. The Press Release is incorporated by reference into this Item 7.01 and the foregoing description of the Press Release is qualified in its entirety by reference to such exhibit.
     The information in this Item 7.01 of Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.
Item 9.01. Financial Statements and Exhibits.
(d)	Exhibits

The following exhibit is furnished with this Form 8-K.
99.1	Press Release, dated April 19, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMERCIAL METALS COMPANY
Date: April 19, 2010
	By:	/s/ William B. Larson
		Name:	William B. Larson
		Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

The following exhibit is furnished with this Form 8-K.

99.1	Press Release, dated April 19, 2010.